EXHIBIT (J) UNDER FORM N-1A
                                               EXHIBIT 8 UNDER ITEM 601/REG. S-K




  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional Shares, Institutional Service Shares and Class K Shares' Prospectuses and "Independent Registered Public Accounting Firm" in the Institutional Shares, Institutional Service Shares and Class K Shares' Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 2-75769) of Federated U.S. Government Securities Fund: 2-5 Years and to the incorporation by reference of our report, dated March 18, 2008, on Federated U.S. Government Securities Fund: 2-5 Years included in the Annual Report to Shareholders for the fiscal year ended January 31, 2008.


                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
March 25, 2008